                                                                    EXHIBIT 4.11


                             EQUISTAR CHEMICALS, LP
                          EQUISTAR FUNDING CORPORATION
                                   as Issuers


                                      and


                              THE BANK OF NEW YORK
                                   as Trustee


                                   Indenture

                          Dated as of January 15, 1999

                             EQUISTAR CHEMICALS, LP
                          EQUISTAR FUNDING CORPORATION
           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of January 15, 1999


Section of                     Section(s) of
Trust Indenture                 Act of 1939              Indenture
----------------             ------------------      -----------------

(S) 310                      (a)(1)..............................7.10
                             (a)(2)..............................7.10
                             (a)(3)....................Not Applicable
                             (a)(4)....................Not Applicable
                             (a)(5)..............................7.10
                             (b)...........................7.08, 7.10
(S) 311                      (a).................................7.11
                             (b).................................7.11
                             (c).......................Not Applicable
(S) 312                      (a).................................2.07
                             (b)................................10.03
                             (c)................................10.03
(S) 313                      (a).................................7.06
                             (b).................................7.06
                             (c).................................7.06
                             (d).................................7.06
(S) 314                      (a)...........................4.03, 4.04
                             (b).......................Not Applicable
                             (c)(1).............................10.04
                             (c)(2).............................10.04
                             (c)(3)....................Not Applicable
                             (d).......................Not Applicable
                             (e)................................10.05
(S) 315                      (a)..............................7.01(b)
                             (b).................................7.05
                             (c)..............................7.01(a)
                             (d)..............................7.01(c)
                             (d)(1)........................7.01(c)(1)
                             (d)(2)........................7.01(c)(2)
                             (d)(3)........................7.01(c)(3)
                             (e).................................6.11
(S) 316                      (a)(1)(A)...........................6.05
                             (a)(1)(B)...........................6.04
                             (a)(2)....................Not Applicable

                               (a)(last sentence)................2.11
                               (b)...............................6.07
(S) 317                        (a)(1)............................6.08
                               (a)(2)............................6.09
                               (b)...............................2.06
(S) 318                        (a)..............................10.01
____________

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                     Page
ARTICLE I     DEFINITIONS AND INCORPORATION BY REFERENCE.............  1
SECTION 1.01  Definitions............................................  1
SECTION 1.02  Other Definitions......................................  7
SECTION 1.03  Incorporation by Reference of Trust Indenture Act......  7
SECTION 1.04  Rules of Construction..................................  8

ARTICLE II    THE SECURITIES.........................................  8
SECTION 2.01  Amount Unlimited; Issuable in Series...................  8
SECTION 2.02  Denominations.......................................... 11
SECTION 2.03  Forms Generally........................................ 11
SECTION 2.04  Execution, Authentication, Delivery and Dating......... 12
SECTION 2.05  Registrar and Paying Agent............................. 14
SECTION 2.06  Paying Agent to Hold Money in Trust.................... 14
SECTION 2.07  Holder Lists........................................... 15
SECTION 2.08  Transfer and Exchange.................................. 15
SECTION 2.09  Replacement Securities................................. 16
SECTION 2.10  Outstanding Securities................................. 16
SECTION 2.11  Original Issue Discount, Foreign-Denominated and
               Treasury Securities................................... 17
SECTION 2.12  Temporary Securities................................... 17
SECTION 2.13  Cancellation........................................... 17
SECTION 2.14  Payments; Defaulted Interest........................... 18
SECTION 2.15  Persons Deemed Owners.................................. 18
SECTION 2.16  Computation of Interest................................ 18
SECTION 2.17  Global Securities; Book-Entry Provisions............... 18

ARTICLE III   REDEMPTION............................................. 21
SECTION 3.01  Applicability of Article............................... 21
SECTION 3.02  Notice to the Trustee.................................. 21
SECTION 3.03  Selection of Securities To Be Redeemed................. 21
SECTION 3.04  Notice of Redemption................................... 22
SECTION 3.05  Effect of Notice of Redemption......................... 22
SECTION 3.06  Deposit of Redemption Price............................ 23
SECTION 3.07  Securities Redeemed or Purchased in Part............... 23
SECTION 3.08  Purchase of Securities................................. 23
SECTION 3.09  Mandatory and Optional Sinking Funds................... 24
SECTION 3.10  Satisfaction of Sinking Fund Payments with Securities.. 24
SECTION 3.11  Redemption of Securities for Sinking Fund.............. 24

ARTICLE IV    COVENANTS.............................................. 25
SECTION 4.01  Payment of Securities.................................. 25
SECTION 4.02  Maintenance of Office or Agency........................ 25
SECTION 4.03  SEC Reports; Financial Statements ..................... 26
SECTION 4.04  Compliance Certificate................................. 26
SECTION 4.05  Corporate Existence.................................... 27
SECTION 4.06  Waiver of Stay, Extension or Usury Laws................ 27
SECTION 4.07  Additional Amounts..................................... 28
SECTION 4.08  Limitation on Liens.................................... 28
SECTION 4.09  Limitation on Sale and Lease-Back Transactions......... 30

ARTICLE V............................................................ 30
SECTION 5.01  Consolidation, Merger and Sale of Assets............... 30
SECTION 5.02  Successor Person Substituted........................... 31

ARTICLE VI    DEFAULTS AND REMEDIES.................................. 31
SECTION 6.01  Events of Default...................................... 31
SECTION 6.02  Acceleration........................................... 34
SECTION 6.03  Other Remedies......................................... 34
SECTION 6.04  Waiver of Existing or Past Defaults.................... 34
SECTION 6.05  Control by Majority.................................... 35
SECTION 6.06  Limitations on Suits................................... 35
SECTION 6.07  Rights of Holders to Receive Payment................... 36
SECTION 6.08  Collection Suit by Trustee............................. 36
SECTION 6.09  Trustee May File Proofs of Claim....................... 36
SECTION 6.10  Priorities............................................. 37
SECTION 6.11  Undertaking for Costs.................................. 38

ARTICLE VII   TRUSTEE................................................ 38
SECTION 7.01  Other Definitions...................................... 38
SECTION 7.02  Rights of Trustee...................................... 39
SECTION 7.03  May Hold Securities.................................... 40
SECTION 7.04  Trustees Disclaimer.................................... 41
SECTION 7.05  Notice of Defaults..................................... 41
SECTION 7.06  Reports by Trustee to Holders.......................... 41
SECTION 7.07  Compensation and Indemnity............................. 41
SECTION 7.08  Replacement of Trustee................................. 42
SECTION 7.09  Successor Trustee by Merger, etc....................... 44
SECTION 7.10  Eligibility; Disqualification.......................... 44
SECTION 7.11  Preferential Collection of Claims Against Issuers...... 45

ARTICLE VIII  DISCHARGE OF INDENTURE................................. 45
SECTION 8.01  Termination of Issuers Obligations..................... 45
SECTION 8.02  Application of Trust Money............................. 49
SECTION 8.03  Repayment to Issuers................................... 49
SECTION 8.04  Reinstatement.......................................... 50

ARTICLE IX    SUPPLEMENTAL INDENTURES AND AMENDMENTS................. 50
SECTION 9.01  Without Consent of Holders............................. 50
SECTION 9.02  With Consent of Holders................................ 52
SECTION 9.03  Compliance with Trust Indenture Act.................... 53
SECTION 9.04  Revocation and Effect of Consents...................... 53
SECTION 9.05  Notation on or Exchange of Securities.................. 54
SECTION 9.06  Trustee to Sign Amendments, etc........................ 54

ARTICLE X     MISCELLANEOUS.......................................... 55
SECTION 10.01 Trust Indenture Act Controls........................... 55
SECTION 10.02 Notices................................................ 55
SECTION 10.03 Communication by Holders with Other Holders............ 56
SECTION 10.04 Certificate and Opinion as to Conditions Precedent..... 56
SECTION 10.05 Statements Required in Certificate or Opinion.......... 56
SECTION 10.06 Rules by Trustee and Agents............................ 57
SECTION 10.07 Legal Holidays......................................... 57
SECTION 10.08 No Recourse Against Others............................. 57
SECTION 10.09 Governing Law.......................................... 57
SECTION 10.10 No Adverse Interpretation of Other Agreements.......... 58
SECTION 10.11 Successors............................................. 58
SECTION 10.12 Severability........................................... 58
SECTION 10.13 Counterpart Originals.................................. 58
SECTION 10.14 Table of Contents, Headings, etc....................... 58

     INDENTURE dated as of January 15, 1999 among Equistar Chemicals, LP, a Delaware limited partnership ("Equistar"), Equistar Funding Corporation, a Delaware corporation ("Equistar Funding" and, together with Equistar, the "Issuers"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuers' (i) unsecured debentures, notes or other evidences of indebtedness (the "Initial Securities") to be issued from time to time in one or more series as provided in this Indenture, and, (ii) if and when issued in exchange for Initial Securities, exchange securities (the "Exchange Securities" and, together with the Initial Securities, the "Securities" ) as provided in the Registration Rights Agreement or a similar agreement:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01  DEFINITIONS.

     "Additional Amounts" means any additional amounts required by the express terms of a Security or by or pursuant to a Resolution, under circumstances specified therein or pursuant thereto, to be paid by the Issuers with respect to certain taxes, assessments or other governmental charges imposed on certain Holders and that are owing to such Holders.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control" of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

     "Agent" means any Registrar or Paying Agent.

     "Bankruptcy Law" means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

     "Business Day" means any day that is not a Legal Holiday.

     "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), and (b) all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, all as set forth on the most recent quarterly balance sheet of Equistar and computed in accordance with generally accepted accounting principles.

     "Corporate Trust Office" of the Trustee means the principal corporate trust office of the Trustee located at 101 Barclay Street, New York, New York 10286, and as may be located at such other address as the Trustee may give notice to the Issuers.

     "Debt" means notes, bonds, Securities or other similar evidences of indebtedness for money borrowed.

     "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

     "Depositary" means, with respect to the Securities of any series issuable or issued in whole or in part in global form, The Depository Trust Company or the Person specified pursuant to Section 2.01 hereof as the initial Depositary with respect to the Securities of such series, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and thereafter "Depositary" shall mean or include such successor.

     "Dollar" or "$" means a dollar or other equivalent unit in such currency of the United States as at the time shall be legal tender for the payment of public and private debt.

     "Equistar Funding Board of Directors" means the Board of Directors of Equistar Funding or any committee thereof duly authorized, with respect to any particular matter, to act by or on behalf of the Board of Directors of Equistar Funding.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

     "Funded Debt" means indebtedness of either of the Issuers (including Securities, provided that Securities may only be redeemed at the redemption prices and in accordance with the other provisions of the form thereof), maturing by the terms thereof more than one year after the original creation thereof and ranking at least pari passu with the Securities.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

     "Global Security" means a Security that is issued in global form and registered in the name of the Depositary with respect thereto or its nominee.

     "Government Obligations" means, with respect to a series of Securities, direct obligations of the government that issues the currency in which the Securities of the series are payable for the payment of which the full faith and credit of such government is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government.

     "Holder" means a Person in whose name a Security is registered.

     "Indenture" means this Indenture as amended or supplemented from time to time, and includes the terms of a particular series of Securities established as contemplated by Section 2.01.

     "Interest" means, with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, interest payable after Maturity.

     "Interest Payment Date," when used with respect to any Security, shall have the meaning assigned to such term in the Security as contemplated by
Section 2.01.

     "Issue Date" means, with respect to Securities of a series, the date on which the Securities of such series are originally issued under this Indenture.

     "Issuers" means the Persons named as the "Issuers" in the first paragraph of this instrument until a successor or successors shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Issuers" shall mean such successor and the remaining Issuer or the successors, as the case may be; provided, however, that for purposes of any provision contained herein which is required by the TIA, "Issuers" shall also mean each other obligor (if any) on the Securities of a series.

     "Issuers Order" and "Issuers Request" mean, respectively, a written order or request signed in the name of each of the Issuers by two Officers of each of the Issuers, and delivered to the Trustee.

     "Joint Venture" means (1) with respect to properties located in the United States, any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by either of the Issuers and/or one or more Subsidiaries, and (2) with respect to properties located outside the United States, any partnership, corporation or other entity, in which up to and including 60% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by either of the Issuers and/or one or more Subsidiaries. A Joint Venture shall not be a Subsidiary.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in any of The City of New York, New York, Houston, Texas or a Place of Payment are authorized or obligated by law, regulation or executive order to remain closed.

     "Liens" means any mortgages, liens, pledges or other encumbrances.

     "Maturity " means, with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof, or by declaration of acceleration, call for redemption or otherwise.

     "Officer" means the Chief Executive Officer, the President, any Vice President, the chief financial officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person.

     "Officers' Certificate" means a certificate signed on behalf of Equistar by two Officers of Equistar and on behalf of Equistar Funding by two Officers of Equistar Funding.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. Such counsel may be an employee of or counsel to the Issuers or the Trustee.

     "Original Issue Discount Security" means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

     "Partnership Governance Committee" means the Partnership Governance Committee of Equistar or any committee thereof duly authorized, with respect to any particular matter, to act by or on behalf of the Partnership Governance Committee of Equistar.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity of any kind.

     "Place of Payment" means, with respect to the Securities of any series, the place or places where the principal of, premium (if any) on and interest on the Securities of that series are payable as specified in accordance with
Section 2.01 subject to the provisions of Section 4.02.

     "Principal" of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

     "Redemption Date" means, with respect to any Security to be redeemed, the date fixed for such redemption pursuant to this Indenture.

     "Redemption Price" means, with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

     "Registration Rights Agreement" means the Registration Rights Agreement among the Issuers, Chase Securities Inc. and NationsBanc Montgomery Securities LLC dated as of February 16, 1999.

     "Repayment Date" means, with respect to any Security to be repaid, the date fixed for such repayment pursuant to this Indenture.

     "Resolution" means (i) a copy of a resolution certified by the Secretary or an Assistant Secretary of Equistar to have been duly adopted by the Partnership Governance Committee and to be in full force and effect on the date of such certification, together with (ii) a copy of a resolution certified by the Secretary or an Assistant Secretary of Equistar Funding to have been duly adopted by the Equistar Funding Board of Directors and to be in full force and effect on the date of such certification; and in the case of both of (i) and
(ii), delivered to the Trustee.

     "Restricted Property" means:

          (a) any plant for the production of petrochemicals owned by Equistar or a Subsidiary, except (i) related facilities which in the opinion of the Partnership Governance Committee are transportation or marketing facilities, and (ii) any plant for the production of petrochemicals which in the opinion of the Partnership Governance Committee is not a principal plant of Equistar and its Subsidiaries; and

          (b) any shares of capital stock or indebtedness of a Restricted Subsidiary owned by Equistar or a Subsidiary.

     "Restricted Subsidiary" means any Subsidiary which owns any Restricted Property.

     "Rule 144A Securities" means Securities of a series designated pursuant to
Section 2.01 as entitled to the benefits of Section 4.03(b).

     "Sale and Lease-Back Transaction" means any arrangement with any Person (other than Equistar or a Subsidiary), or to which any such Person is a party, providing for the leasing to Equistar or a Restricted Subsidiary for a period of more than five years of any Restricted Property which has been or is to be sold or transferred by Equistar or such Restricted Subsidiary to such Person or to any other Person (other than Equistar or a Subsidiary), to which funds have been or are to be advanced by such Person on the security of the leased property.

     "SEC" means the Securities and Exchange Commission.

     "Securities" has the meaning stated in the preamble of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

     "Security Custodian" means, with respect to Securities of a series, the Trustee for Securities of such series, as custodian with respect to the Securities of such series issued in global form, or any successor entity thereto.

     "Stated Maturity" means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

     "Subsidiary" means any corporation at least a majority of the outstanding securities of which having ordinary voting power to elect a majority of the board of directors of such corporation (whether or not any other class of securities has or might have voting power by reason of the happening of a contingency) is at the time owned or controlled directly or indirectly by Equistar or one or more Subsidiaries or by Equistar and one or more Subsidiaries.

     "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. (S)(S) 77aaa-77bbbb), as in effect on the date hereof.

     "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "Trustee" means the Person, not in its individual capacity but solely as Trustee, named as such above, until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter "Trustee" means each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series means the Trustee with respect to Securities of that series.

     "United States " means the United States of America (including the States and the District of Columbia) and its "possessions," which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     "United States Alien" means any Person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien or foreign fiduciary of an estate or trust, or a foreign partnership.

     "U.S. Government Obligations" means Government Obligations with respect to Securities payable in Dollars.

     "Value" means, with respect to a Sale and Lease-Back Transaction, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value, in the opinion of the Partnership Governance Committee, of such property at the time of entering into such Sale and Lease-Back Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

     SECTION 1.02  OTHER DEFINITIONS

DEFINED TERM                                      IN SECTION

"Bankruptcy Custodian"..............................    6.01
"covenant defeasance"...............................    8.01
"Conversion Event"..................................    6.01
"Event of Default"..................................    6.01
"Equistar"..........................................Preamble
"Equistar Funding"..................................Preamble
"Exchange Securities"...............................Preamble
"Exchange Rate".....................................    2.11
"Initial Securities"................................Preamble
"Judgment Currency".................................    6.10
"legal defeasance"..................................    8.01
"mandatory sinking fund payment"....................    3.09
"optional sinking fund payment".....................    3.09
"Paying Agent"......................................    2.05
"Registrar".........................................    2.05
"Required Currency".................................    6.10
"Successor".........................................    5.01

      SECTION 1.03  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "Indenture Securities" means the Securities.

     "Indenture Security Holder" means a Holder.

     "Indenture to be Qualified" means this Indenture.

     "Indenture Trustee" or "Institutional Trustee" means the Trustee.

     "Obligor" on the indenture securities means the Issuers or any other obligor on the Securities.

     All terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule under the TIA have the meanings so assigned to them.

 SECTION 1.04   RULES OF CONSTRUCTION.

Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to in accordance with GAAP;

          (3)   "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) all references in this Agreement to Articles and Sections are references to the corresponding Articles and Sections in and of this Indenture.

                                    ARTICLE II

                                 THE SECURITIES

      SECTION 2.01   AMOUNT UNLIMITED; ISSUABLE IN SERIES.

     The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

     The Securities may be issued in one or more series. There shall be established in or pursuant to a Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

          (1) the title of the Securities of the series (which shall distinguish the Securities of the series from the Securities of all other series);

          (2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.12, 3.07 or 9.05);

          (3) whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form, as Global Securities or otherwise, and, if so, whether beneficial owners of interests in any such Global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in
     Section 2.17, and the initial Depositary for any Global Security or Securities of such series, if other than The Depository Trust Company;

          (4) the manner in which any interest payable on a temporary Global Security on any Interest Payment Date will be paid if other than in the manner provided in Section 2.14;

          (5) the date or dates on which the principal of (and premium, if any, on) the Securities of the series is payable or the method of determination thereof;

          (6) the rate or rates, or the method of determination thereof, at which the Securities of the series shall bear interest, if any, whether and under what circumstances Additional Amounts with respect to such Securities shall be payable, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record date for the interest payable on any Securities on any Interest Payment Date, or if other than provided herein, the Person to whom any interest on Securities of the series shall be payable;

          (7) the place or places where, subject to the provisions of Section 4.02, the principal, premium (if any), interest and any Additional Amounts with respect to the Securities of the series shall be payable;

          (8) the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuers, if the Issuers are to have that option, and the manner in which the Issuers must exercise any such option, if different from those set forth herein;

          (9) the obligation, if any, of the Issuers to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid in whole or in part pursuant to such obligation;

          (10) if other than denominations of $1,000 and any integral multiple thereof, the denomination in which any Securities of that series shall be issuable;

          (11) if other than Dollars, the currency or currencies (including composite currencies) or the form, including equity securities, other debt securities (including Securities), warrants or any other securities or property of the Issuers or any other Person, in which payment of the principal, premium (if any), interest and any Additional Amounts with respect to the Securities of the series shall be payable;

          (12) if the principal of, premium (if any) or interest on or any Additional Amounts with respect to the Securities of the series are to be payable, at the election of the Issuers or a Holder thereof, in a currency or currencies (including composite currencies) other than that in which the Securities are stated to be payable, the currency or currencies (including composite currencies) in which payment of the principal, premium (if any), interest and any Additional Amounts with respect to Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

          (13) if the amount of payments of principal, premium (if any), interest and any Additional Amounts with respect to the Securities of the series may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which such amounts shall be determined;

          (14) if other than the entire principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02;

          (15) any additional means of satisfaction and discharge of this Indenture and any additional conditions or limitations to discharge with respect to Securities of the series pursuant to Article VIII or any modifications of or deletions from such conditions or limitations;

          (16) any deletions or modifications of or additions to the Events of Default set forth in Section 6.01 or covenants of the Issuers set forth in
     Article IV pertaining to the Securities of the series;

          (17) any restrictions or other provisions with respect to the transfer or exchange of Securities of the series, which may amend, supplement, modify or supersede those contained in this Article II;

          (18) if the Securities of the series are to be convertible into or exchangeable for capital stock, other debt securities (including Securities), warrants, other equity securities or any other securities or property of the Issuers or any other Person, at the option of the Issuers or the Holder or upon the occurrence of any condition or event, the terms and conditions for such conversion or exchange;

          (19) if the Securities of the series are to be entitled to the benefit of Section 4.03(b) (and accordingly constitute Rule 144A Securities); and

          (20) any other terms of the series (which terms shall not be prohibited by the provisions of this Indenture).

     All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Resolution referred to and (subject to Section 2.03) set forth, or determined in the manner provided, in the Officers' Certificate referred to or in any such indenture supplemental hereto.

     If any of the terms of the series are established by action taken pursuant to a Resolution, a copy of an appropriate record of such actions together with such Resolution shall be set forth in an Officers' Certificate or certified in the case of each Issuer by the Secretary or an Assistant Secretary of such Issuer and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

      SECTION 2.02  DENOMINATIONS.

     The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 2.01. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series denominated in Dollars shall be issuable in denominations of $1,000 and any integral multiples thereof.

      SECTION 2.03  FORMS GENERALLY.

     The Securities of each series shall be in fully registered form and in substantially such form or forms (including temporary or permanent global form) established by or pursuant to a Resolution or in one or more indentures supplemental hereto. The Securities may have notations, legends or endorsements required by law, securities exchange rule, Equistar's partnership agreement or Equistar Funding's certificate of incorporation, bylaws or other similar governing documents, agreements to which either of the Issuers are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). A copy of the

Resolution establishing the form or forms of Securities of any series shall be delivered to the Trustee at or prior to the delivery of the Issuers Order contemplated by Section 2.04 for the authentication and delivery of such Securities.

     The definitive Securities of each series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution thereof.

     The Trustee's certificate of authentication shall be in substantially the following form:

          "This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                              The Bank of New York, as Trustee


Dated:                        By:
                                  --------------------------------------
                                    Authorized Signatory".

      SECTION 2.04  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

     Two Officers of each of the Issuers shall sign the Securities on behalf of the Issuers by manual or facsimile signature. The Issuers' seals, if any, shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

     If an Officer of either of the Issuers whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

     A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Notwithstanding the foregoing, if any Security has been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers deliver such Security to the Trustee for cancellation as provided in Section
2.13 together with a written statement (which need not comply with Section 10.05 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Issuers, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

     The Trustee shall authenticate and deliver Securities of a series for original issue upon an Issuers Order for the authentication and delivery of such Securities or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by Issuers Order. Such Issuers Order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, the name or names of the initial Holder or Holders and any other terms of the Securities of such series not otherwise determined. If provided for in such procedures, such Issuers Order may authorize (1) authentication and delivery of Securities of such series for original issue from time to time, with certain terms (including, without limitation, the Maturity dates or dates, original issue date or dates and interest rate or rates) that differ from Security to Security and (2) authentication and delivery pursuant to oral or electronic instructions from the Issuers or their duly authorized agent, which instructions shall be promptly confirmed in writing.

     If the form or terms of the Securities of the series have been established in or pursuant to one or more Resolutions as permitted by Section 2.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive (in addition to the Issuers Order referred to above and the other documents required by Section 10.04), and (subject to Section 7.01) shall be fully protected in relying upon:

          (a) an Officers' Certificate setting forth the Resolution and, if applicable, an appropriate record of any action taken pursuant thereto, as contemplated by the last paragraph of Section 2.01; and

          (b)  an Opinion of Counsel to the effect that:

               (i) if the form of such Securities has been established by or pursuant to a Resolution, as is permitted by Section 2.01, that such form has been established in conformity with the provisions of this Indenture;

               (ii) if the terms of such Securities have been established by or pursuant to a Resolution, as is permitted by Section 2.01, that such terms have been established in conformity with the provisions of this Indenture; and

               (iii) that such Securities, when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws in effect from time to time affecting the rights of creditors generally, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     The Trustee shall not be required to authenticate such Securities if the issuance of such Securities pursuant to this Indenture would affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner not reasonably acceptable to the Trustee.

     The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate of the Issuers.

     Each Security shall be dated the date of its authentication.

      SECTION 2.05  REGISTRAR AND PAYING AGENT.

     The Issuers shall maintain an office or agency and may designate additional offices or agencies for each series of Securities where Securities of such series may be presented for registration of transfer or exchange ("Registrar") and an office or agency where Securities of such series may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities of such series and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent.

     The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Issuers may change any Paying Agent or Registrar without notice to any Holder. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Either of the Issuers or any of Equistar's Subsidiaries may act as Paying Agent or Registrar.

     The Issuers initially appoint the Trustee as Registrar and Paying Agent.

      SECTION 2.06 PAYING AGENT TO HOLD MONEY IN TRUST.

     The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on or any Additional Amounts with respect to Securities and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than either of the Issuers or a Subsidiary of Equistar) shall have no further liability for the money. If either of the Issuers or a Subsidiary of Equistar acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Each Paying Agent shall otherwise comply with TIA (S) 317(b).

      SECTION 2.07 HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar with respect to a series of Securities, the Issuers shall furnish to the Trustee at least five Business Days before each Interest Payment Date with respect to such series of Securities, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of such series, and the Issuers shall otherwise comply with TIA (S) 312(a).

      SECTION 2.08  TRANSFER AND EXCHANGE.

     Except as set forth in Section 2.17 or as may be provided pursuant to
Section 2.01: When Securities of any series are presented to the Registrar with the request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of the same series of like tenor and of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if is satisfied with the evidence of ownership and identity of the Person making the request and if its other requirements for such transactions are met; provided, however, that the Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or by his attorney, duly authorized in writing, on which instruction the Registrar can rely.

     To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Securities at the Issuers' written request and submission of the Securities or Global Securities. No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.12, 3.07 or 9.05). The Trustee shall authenticate Securities in accordance with the provisions of Section 2.04. Notwithstanding any other provisions of this Indenture to the contrary, in the event of any redemption in whole or in part, the Issuers will not be required (i) to register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending at the close of business on the date the relevant notice of redemption is mailed, (ii) to register the transfer of or exchange any Security or portion thereof called for redemption, except the unredeemed portion, if any, of a Security being redeemed in part or (iii) to register the transfer of or exchange any Security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Security not to be so repaid.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture, a Resolution, any indenture supplemental hereto or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members (as hereinafter defined) or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, a Resolution, or any indenture supplemental hereto and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      SECTION 2.09  REPLACEMENT SECURITIES.

     If any mutilated Security is surrendered to the Trustee, or if the Holder of a Security claims that the Security has been destroyed, lost or stolen and the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of such Security, the Issuers shall issue and the Trustee shall authenticate a replacement Security of the same series if the Trustee's requirements are met. If any such mutilated, destroyed, lost or stolen Security has become or is to become due and payable, the Issuers in their discretion may, instead of issuing a new Security, pay such Security. If required by the Trustee or the Issuers, such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge a Holder for their expenses in replacing a Security.

     Every replacement Security is an additional obligation of the Issuers.

     SECTION 2.10  OUTSTANDING SECURITIES.

     The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.10 as not outstanding.

     If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

     A Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Security.

      SECTION 2.11 ORIGINAL ISSUE DISCOUNT, FOREIGN-DENOMINATED AND TREASURY SECURITIES.

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, (a) the principal amount of an Original Issue Discount Security shall be the principal amount thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 6.02, (b) the principal amount of a Security denominated in a foreign currency shall be the Dollar equivalent, as determined by the Issuers by reference to the noon buying rate in The City of New York for cable transfers for such currency, as such rate is certified for customs purposes by the Federal Reserve Bank of New York (the "Exchange Rate") on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent, as determined by the Issuers by reference to the Exchange Rate on the date of original issuance of such Security, of the amount determined as provided in (a) above), of such Security and (c) Securities owned by the Issuers or any other obligor upon the Securities or any Affiliate of the Issuers or of such other obligor shall be disregarded, except that, for the purpose of determining whether the Trustee shall be protected in relying upon any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee actually knows are so owned shall be so disregarded.

     SECTION 2.12 TEMPORARY SECURITIES.

     Until definitive Securities of any series are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities, but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

     SECTION 2.13  CANCELLATION.

The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or redemption or for credit against any sinking fund payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, redemption, replacement or cancellation or for credit against any sinking fund. Unless the Issuers shall direct in writing that canceled Securities be returned to them, after written notice to the Issuers all canceled Securities held by the Trustee shall be disposed of in accordance with the usual disposal procedures of the Trustee, and the Trustee shall maintain a record of their disposal. The Issuers may not issue new Securities to replace Securities that have been paid or that have been delivered to the Trustee for cancellation.

      SECTION 2.14  PAYMENTS; DEFAULTED INTEREST.

     The Issuers will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. Unless otherwise provided with respect to the Securities of any series, the Issuers will pay the principal of, premium (if any) and interest on and Additional Amounts with respect to the Securities in Dollars.

     If the Issuers default in a payment of interest on the Securities, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, in each case at the rate provided in the Securities and in Section 4.01. The Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. At least 15 days before any special record date selected by the Issuers, the Issuers (or the Trustee, in the name of and at the expense of the Issuers upon 20 days' prior written notice from the Issuers setting forth such record date and the interest amount to be paid) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

     SECTION 2.15  PERSONS DEEMED OWNERS.

     The Issuers, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payments of principal of, premium (if any) or interest on, or any Additional Amounts with respect to such Security and for all other purposes. None of the Issuers, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.

     SECTION 2.16  COMPUTATION OF INTEREST.

     Except as otherwise specified as contemplated by Section 2.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a year comprising twelve 30-day months.

     SECTION 2.17  GLOBAL SECURITIES; BOOK-ENTRY PROVISIONS.

     If Securities of a series are issuable in global form as a Global Security, as contemplated by Section 2.01, then, notwithstanding clause (10) of Section
2.01 and the provisions of Section 2.02, any such Global Security shall represent such of the outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased to reflect exchanges or redemptions. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified in such Security or in an Issuers Order to be delivered to the Trustee pursuant to Section 2.04. Subject to the provisions of Section 2.04 and, if applicable, Section 2.12, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified in such Security or in the applicable Issuers Order. With respect to the Securities of any series that are represented by a Global Security, the Issuers authorize the execution and delivery by the Trustee of a letter of representations or other similar agreement or instrument in the form customarily provided for by the Depositary appointed with respect to such Global Security. Any Global Security may be deposited with the Depositary or its nominee, or may remain in the custody of the Trustee pursuant to a FAST Balance Certificate Agreement or similar agreement between the Trustee and the Depositary. If an Issuers Order has been, or simultaneously is, delivered, any instructions by the Issuers with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 10.05 and need not be accompanied by an Opinion of Counsel.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, (i) the registered holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities and (ii) nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security. Notwithstanding Section 2.08, and except as otherwise provided pursuant to Section 2.01 transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary. Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if, and only if, (1) the Issuers notify the Trustee in writing that the Depositary is no longer willing or able to act as a depositary or if The Depository Trust Company ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days of such notice or cessation, (2) the Issuers notify the Trustee in writing that they elect to cause the issuance of Securities in certificated form or (3) an Event of Default has occurred with respect to such series and is continuing and the Registrar has received a request from the Depositary to issue Securities in lieu of all or a portion of the Global Security (in which case the Issuers shall deliver Securities within 30 days of such request).

     In connection with any transfer of a portion of the beneficial interest in a Global Security to beneficial owners pursuant to this Section 2.17, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Issuers shall execute, and the Trustee upon receipt of an Issuers Order for the authentication and delivery of Securities shall authenticate and deliver, one or more Securities of the same series of like tenor and amount.

     In connection with the transfer of an entire Global Security to beneficial owners pursuant to this Section 2.17, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Securities of authorized denominations.

     Neither the Issuers nor the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Securities by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Securities. Neither the Issuers nor the Trustee shall be liable for any delay by the related Global Security Holder or the Depositary in identifying the beneficial owners, and each such Person may conclusively rely on, and shall be protected in relying on, instructions from such Global Security Holder or the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Securities to be issued).

     The provisions of the last sentence of the third paragraph of Section 2.04 shall apply to any Global Security if such Global Security was never issued and sold by the Issuers and the Issuers deliver to the Trustee the Global Security together with written instructions (which need not comply with Section 10.05 and need not be accompanied by an Opinion of Counsel) with regard to the cancellation or reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of the third paragraph of Section 2.04.

     Notwithstanding the provisions of Sections 2.03 and 2.14, unless otherwise specified as contemplated by Section 2.01, payment of principal of, premium (if any) and interest on and any Additional Amounts with respect to any Global Security shall be made to the Person or Persons specified therein.

                                   ARTICLE III

                                   REDEMPTION

     SECTION 3.01  APPLICABILITY OF ARTICLE.

     Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.01 for Securities of any series) in accordance with this Article III.

     SECTION 3.02  NOTICE TO THE TRUSTEE.

     If the Issuers elect to redeem Securities of any series pursuant to this Indenture, they shall notify the Trustee of the Redemption Date and principal amount of Securities of such series to be redeemed. The Issuers shall so notify the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) by delivering to the Trustee an Officers' Certificate stating that such redemption will comply with the provisions of this Indenture and of the Securities of such series. Any such notice may be canceled at any time prior to the mailing of such notice of such redemption to any Holder and shall thereupon be void and of no effect.

      SECTION 3.03  SELECTION OF SECURITIES TO BE REDEEMED.

     If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Securities of such series not previously called for redemption, pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate and that may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series or of the principal amount of global Securities of such series.

     The Trustee shall promptly notify the Issuers and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any of the Securities redeemed or to be redeemed only in part, to the portion of the principal amount thereof which has been or is to be redeemed.

     SECTION 3.04  NOTICE OF REDEMPTION.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the register of Securities maintained by the Registrar.

     All notices of redemption shall identify the Securities to be redeemed and shall state:

          (1)   the Redemption Date;

          (2)   the Redemption Price;

          (3) that, unless the Issuers defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

          (4) if any Security is to be redeemed in part, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Security to the Paying Agent, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

          (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

          (6) that the redemption is for a sinking or analogous fund, if such is the case; and

          (7)  the CUSIP number, if any, relating to such Securities.

     Notice of redemption of Securities to be redeemed at the election of the Issuers shall be given by the Issuers or, at the Issuers' written request, by the Trustee in the name and at the expense of the Issuers.

     SECTION 3.05  EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates specified pursuant to Section 2.01.

     SECTION 3.06  DEPOSIT OF REDEMPTION PRICE.

     On or prior to any Redemption Date, the Issuers shall deposit with the Trustee or the Paying Agent (or, if either of the Issuers are acting as Paying Agent, segregate and hold in trust as provided in Section 2.06) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on and any Additional Amounts with respect to, the Securities or portions thereof which are to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Issuers to the Trustee for cancellation.

     If the Issuers comply with the preceding paragraph, then, unless the Issuers default in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment, and the Holders of such Securities shall have no further rights with respect to such Securities except for the right to receive the Redemption Price upon surrender of such Securities. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, any Additional Amounts, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate specified pursuant to Section 2.01 or provided in the Securities or, in the case of Original Issue Discount Securities, such Securities' yield to maturity.

     SECTION 3.07  SECURITIES REDEEMED OR PURCHASED IN PART.

Upon surrender to the Paying Agent of a Security to be redeemed in part, the Issuers shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities, of the same series and of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed.

     SECTION 3.08  PURCHASE OF SECURITIES.

     Unless otherwise specified as contemplated by Section 2.01, the Issuers and any Affiliate of the Issuers may at any time purchase or otherwise acquire Securities in the open market or by private agreement. Such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Securities. Any Securities purchased or acquired by the Issuers may be delivered to the Trustee and, upon such delivery, the indebtedness represented thereby shall be deemed to be satisfied. Section
2.13 shall apply to all Securities so delivered.

     SECTION 3.09  MANDATORY AND OPTIONAL SINKING FUNDS.

     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment." Unless otherwise provided by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.10. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and by this Article III.

     SECTION 3.10  SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.

     The Issuers may deliver outstanding Securities of a series (other than any previously called for redemption) and may apply as a credit Securities of a series that have been redeemed either at the election of the Issuers pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such series of Securities; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

     SECTION 3.11  REDEMPTION OF SECURITIES FOR SINKING FUND.

     Not less than 45 days prior (unless a shorter period shall be satisfactory to the Trustee) to each sinking fund payment date for any series of Securities, the Issuers will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivery of or by crediting Securities of that series pursuant to Section 3.10 and will also deliver to the Trustee any Securities to be so delivered. Failure of the Issuers to timely deliver such Officers' Certificate and Securities specified in this paragraph, if any, shall not constitute a Default but shall constitute the election of the Issuers (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Issuers will make no optional sinking fund payment with respect to such series as provided in this Section.

     If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $100,000 (or the Dollar equivalent thereof based on the applicable Exchange Rate on the date of original issue of the applicable Securities) or a lesser sum if the Issuers shall so request with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $100,000 (or the Dollar equivalent thereof as aforesaid) or less and the Issuers make no such request then it shall be carried over until a sum in excess of $100,000 (or the Dollar equivalent thereof as aforesaid) is available. Not less than 30 days before each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuers in the manner provided in
Section 3.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.05, 3.06 and 3.07.

                                  ARTICLE IV

                                   COVENANTS

     SECTION 4.01  PAYMENT OF SECURITIES.

     The Issuers shall pay the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of each series on the dates and in the manner provided in the Securities of such series and in this Indenture. Principal, premium, interest and any Additional Amounts shall be considered paid on the date due if the Paying Agent, other than either of the Issuers or a Subsidiary of Equistar, holds on that date money deposited by the Issuers designated for and sufficient to pay all principal, premium, interest and any Additional Amounts then due.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium (if any), at a rate equal to the then applicable interest rate on the Securities to the extent lawful; and they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and any Additional Amount (without regard to any applicable grace period) at the same rate to the extent lawful.

     SECTION 4.02  MAINTENANCE OF OFFICE OR AGENCY.

     The Issuers will maintain in each Place of Payment for any series of Securities an office or agency (which may be an office of the Trustee, the Registrar or the Paying Agent) where Securities of that series may be presented for registration of transfer or exchange, where Securities of that series may be presented for payment and where notices and demands to or upon the Issuers in respect of the Securities of that series and this Indenture may be served. Unless otherwise designated by the Issuers by written notice to the Trustee, such office or agency shall be the office of the Trustee in The City of New York, which on the date hereof, is located at

101 Barclay Street, New York, New York 10286. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Issuers may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     Notwithstanding the foregoing, at the option of the Issuers, interest, if any, may be paid on Securities (i) by check mailed to the Person entitled thereto at such Person's address appearing in the register maintained by the Registrar or (ii) by wire transfer to an account located inside the United States maintained by the Person entitled thereto as specified in the register maintained by the Registrar.

     SECTION 4.03  SEC REPORTS; FINANCIAL STATEMENTS.

          (a) The Issuers shall file with the Trustee, within 15 days after they file the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that either of the Issuers are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Issuers shall also comply with the provisions of TIA (S) 314(a).

          (b) If the Issuers are not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Issuers shall furnish to all Holders of Rule 144A Securities and prospective purchasers of Rule 144A Securities designated by the Holders of Rule 144A Securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act of 1933, as amended.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     SECTION 4.04  COMPLIANCE CERTIFICATE.

          (a) The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year of Equistar, a statement signed by two Officers of each of the Issuers, which need not constitute an Officers' Certificate, complying with TIA (S) 314(a)(4) and stating that in the course of performance by the signing Officers of the Issuers of their duties as such Officers of the Issuers they would normally obtain knowledge of the keeping, observing, performing and fulfilling by the Issuers of their obligations under this Indenture, and further stating, as to each such Officer signing such statement, that to the best of his knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Issuers are taking or proposes to take with respect thereto).

     (b) The Issuers shall, so long as Securities of any series are outstanding, deliver to the Trustee, forthwith upon any Officer of either of the Issuers becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

     SECTION 4.05  CORPORATE EXISTENCE.

     Subject to Article V hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect their existence and the corporate, partnership and other existence of each of Equistar's Subsidiaries and all rights (charter and statutory) and franchises of the Issuers and Equistar's Subsidiaries, provided that Equistar shall not be required to preserve the corporate existence of any Subsidiary or any such right or franchise if the Partnership Governance Committee shall determine that the preservation thereof is no longer desirable in the conduct of the business of Equistar and its Subsidiaries taken as a whole and that the loss thereof would not have a material adverse effect on the business, prospects, assets or financial condition of the Issuers and Equistar's Subsidiaries taken as a whole and would not have any material adverse effect on the payment and performance of the obligations of the Issuers under the Securities and this Indenture.

     SECTION 4.06  WAIVER OF STAY, EXTENSION OR USURY LAWS.

     The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuers from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuers hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.07  ADDITIONAL AMOUNTS.

     If the Securities of a series expressly provide for the payment of Additional Amounts, the Issuers will pay to the Holder of any Security of such series Additional Amounts as expressly provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received from the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.07 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 4.07 and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

     Unless otherwise provided pursuant to Section 2.01 with respect to Securities of any series: If the Securities of a series provide for the payment of Additional Amounts, at least ten days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least ten days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Issuers shall furnish the Trustee and the Issuers' principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Issuers will pay to such Paying Agent the Additional Amounts required by this Section. The Issuers covenant to indemnify the Trustee and any Paying Agent for and to hold them harmless against any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section 4.07.

     SECTION 4.08  LIMITATION ON LIENS.

     Equistar will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Debt secured by Liens upon any Restricted Property, without effectively providing that any Securities then outstanding and thereafter created (together with, if Equistar so determines, any other indebtedness or obligation then existing and any other indebtedness or obligation thereafter created ranking equally with the Securities then outstanding or thereafter created which is not subordinated to the Securities of each series) shall be secured equally and ratably with (or prior to) such Debt so long as such Debt shall be so secured, except that the foregoing provision shall not apply to:

          (a) Liens affecting property of a corporation existing at the time it becomes a Subsidiary or at the time it is merged into or consolidated with Equistar or a Subsidiary;

          (b) Liens on property existing at the time of acquisition thereof or incurred to secure payment of all or part of the purchase price thereof or to secure Debt incurred prior to, at the time of or within 24 months after acquisition thereof for the purpose of financing all or part of the purchase price thereof;

          (c) Liens on property of Equistar or a Subsidiary existing on the date of this Indenture;

          (d) Liens on any property to secure all or part of the cost of construction or improvements thereon or Debt incurred to provide funds for any such purpose in a principal amount not exceeding the cost of such construction or improvements;

          (e) Liens which secure only an indebtedness owing by a Subsidiary to Equistar or a Subsidiary;

          (f) Liens in favor of the United States or any state thereof, or any department, agency, instrumentality, or political subdivision of any such jurisdiction, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject thereto, including, without limitation, Liens to secure Debt of the pollution control or industrial revenue bond type;

          (g) Liens required by any contract or statute in order to permit Equistar or a Subsidiary to perform any contract or subcontract made by it with or at the request of the United States of America, any state or any department, agency or instrumentality or political subdivision of either; or

          (h) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (a) to (g) inclusive, or of any Debt secured thereby, provided that the principal amount of Debt secured thereby shall not exceed the greater of (i) the principal amount of Debt so secured or (ii) the fair market value of the underlying property or assets to which such Lien relates at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or part of substantially the same property which secured the Lien extended, renewed or replaced (plus improvements on such property).


     Notwithstanding the foregoing provisions of this Section 4.08, Equistar and any one or more Restricted Subsidiaries may issue, assume or guarantee Debt secured by Liens which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other Debt of Equistar and the Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under clauses (a) to (h) inclusive above) and the aggregate Value of the Sale and Lease-Back Transactions in existence at such time (not including Sale and Lease-Back Transactions as to which Equistar has complied with Section 4.09(b)), does not at any one time exceed 15% of the Consolidated Net Tangible Assets of Equistar and its consolidated Subsidiaries.

     SECTION 4.09  LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS.

     Equistar will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transactions unless either:

          (a) Equistar or such Restricted Subsidiary would be entitled, pursuant to Section 4.08, to incur Debt in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction, secured by a Lien on the property to be leased, without equally and ratably securing the Securities; or

          (b) Equistar (and in any such case Equistar covenants and agrees that it will do so) within four months after the effective date of such Sale and Lease-Back Transaction (whether made by Equistar or a Restricted Subsidiary) applies to the voluntary retirement of Funded Debt, an amount equal to the Value of such Sale and Lease-Back Transaction, less the principal amount of Securities delivered, within four months after the effective date of such arrangements, to the Trustee for retirement and cancellation and the principal amount of other Funded Debt voluntarily retired by the Issuers within such four-month period, excluding retirements of Securities and other Funded Debt as a result of conversions or pursuant to mandatory sinking fund or prepayment provisions or by payment at maturity.

                                   ARTICLE V

      SECTION 5.01  CONSOLIDATION, MERGER AND SALE OF ASSETS

     Each of the Issuers may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person, unless each of the following conditions is satisfied.

          (a) Immediately after giving effect to such transaction, no Default or Event of Default will have happened and be continuing;

          (b) Either (i) the applicable Issuer shall be the continuing partnership or corporation, as applicable, or (ii) the entity formed by such consolidation or into which the applicable Issuer is merged, or the Person to which such properties and assets will have been conveyed, transferred or leased, assumes the applicable Issuer's obligation as to the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on the Securities and the performance and observance of every covenant to be performed by the applicable Issuer hereunder; any such entity will be organized under the laws of the United States, one of the States thereof or the District of Columbia; and

          The Issuers have delivered to the Trustee an Officers' Certificate and Opinion of Counsel stating that the transaction complies with these conditions.

     In the event of any transaction described in this Section 5.01, if any Restricted Property would thereupon become subject to any Lien, the Securities will be secured, as to such Restricted Property, equally and ratably with (or prior to) the Debt that upon the occurrence of such transaction would become secured by such Lien, unless such Lien could be created under this Indenture without equally and ratably securing such Securities.

     SECTION 5.02   SUCCESSOR PERSON SUBSTITUTED.

     Upon any consolidation or merger of either of the Issuers or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of either of the Issuers in accordance with
Section 5.01, the Successor formed by such consolidation or into or with which the applicable Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the applicable Issuer under this Indenture and the Securities with the same effect as if such Successor had been named as the Issuer herein and the predecessor Issuer shall be discharged from all obligations and covenants under this Indenture and all obligations under the Securities.

                                  ARTICLE VI

                             DEFAULTS AND REMEDIES

     SECTION 6.01  EVENTS OF DEFAULT.

     Unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the supplemental indenture or Resolution establishing such series of Securities or in the form of Security for such series, an "Event of Default," wherever used herein with respect to Securities of any series, occurs if:

          (1) the Issuers default in the payment of interest on or any Additional Amounts with respect to any Security of that series when the same becomes due and payable and such default continues for a period of 30 days;

          (2) the Issuers default in the payment of (A) the principal of any Security of that series at its Maturity or (B) premium (if any) on any Security of that series when the same becomes due and payable;

          (3) the Issuers default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series, and such default continues for a period of 30 days;

          (4) the Issuers fail to observe or perform any other covenant or agreement contained herein for 60 days after written notice of such failure (other than an agreement, covenant or provision that has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than that series), requiring the Issuers to remedy the same, has been given to the Issuers by the Trustee or to the Issuers and the Trustee by the holders of at least 25% in aggregate principal amount of outstanding Securities affected by such default;

          (5) either of the Issuers pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or

               (D)  makes a general assignment for the benefit of its creditors;

          (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 90 days and that:

               (A) is for relief against either of the Issuers as debtor in an involuntary case,

               (B) appoints a Bankruptcy Custodian of either of the Issuers or a Bankruptcy Custodian for all or substantially all of the property of either of the Issuers, or

               (C)  orders the liquidation of either of the Issuers; or

               (D) any other Event of Default provided with respect to Securities of that series occurs.

     The term "Bankruptcy Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     The Trustee shall not be deemed to know or have notice of a Default unless a Trust Officer at the Corporate Trust Office of the Trustee receives written notice at the Corporate Trust Office of the Trustee of such Default with specific reference to such Default.

     When a Default is cured, it ceases.

     Notwithstanding the foregoing provisions of this Section 6.01, if the principal of, premium or interest on or Additional Amounts with respect to any Security is payable in a currency or currencies (including a composite currency) other than Dollars and such currency or currencies are not available to the Issuers for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Issuers (a "Conversion Event"), the Issuers will be entitled to satisfy their obligations to Holders of the Securities by making such payment in Dollars in an amount equal to the Dollar equivalent of the amount payable in such other currency, as determined by the Issuers by reference to the Exchange Rate on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions of this Section 6.01, any payment made under such circumstances in Dollars where the required payment is in a currency other than Dollars will not constitute an Event of Default under this Indenture.

     Promptly after the occurrence of a Conversion Event, the Issuers shall give written notice thereof to the Trustee; and the Trustee, promptly after receipt of such notice, shall give notice thereof in the manner provided in Section
10.02 to the Holders. Promptly after the making of any payment in Dollars as a result of a Conversion Event, the Issuers shall give notice in the manner provided in Section 10.02 to the Holders, setting forth the applicable Exchange Rate and describing the calculation of such payments.

     A Default under clause (7) of this Section 6.01 is not an Event of Default until the Trustee notifies the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such Default notify the Issuers and the Trustee, of the Default, and the Issuers fails to cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

     SECTION 6.02  ACCELERATION.

     If an Event of Default with respect to any Securities of any series at the time outstanding (other than an Event of Default specified in clause (5) or (6) of Section 6.01) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such Default (or, in the case of an Event of Default described in clause (4) of Section 6.01, if outstanding Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Securities so affected by notice to the Issuers and the Trustee, may declare the principal of (or, if any such Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest on all then outstanding Securities of such series or of all series, as the case may
be), to be due and payable. Upon any such declaration the amounts due and payable on the Securities shall be due and payable immediately. If an Event of Default specified in clause (5) or (6) of Section 6.01 hereof occurs, such amounts shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder. At any time after a declaration of acceleration with respect to Securities has been made, but before judgment or decree for payment of money has been obtained by the Trustee (as hereinafter in this Article provided), the Holders of a majority in principal amount of the then outstanding Securities of the series affected by such Default or all series, as the case may be, by written notice to the Trustee may rescind and annul an acceleration and its consequences (other than nonpayment of principal of or premium or interest on or any Additional Amounts with respect to the Securities) if all existing Events of Default with respect to Securities of that series (or of all series, as the case may be) have been cured or waived, except nonpayment of principal, premium, interest or any Additional Amounts that has become due solely because of the acceleration.

     SECTION 6.03  OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     SECTION 6.04  WAIVER OF EXISTING OR PAST DEFAULTS.

     Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the then outstanding Securities of any series or of all series (acting as one class) by notice to the Trustee may waive an existing or past Default or Event of Default with respect to such series or all series, as the case may be, and its consequences (including waivers obtained in connection with a tender offer or exchange offer for Securities of such series or all series or a solicitation of consents in respect of Securities of such series or all series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of such series or all series (but the terms of such offer or solicitation may vary from series to series)), except (1) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on or any Additional Amounts with respect to any Security or (2) a continued Default in respect of a provision that under Section
9.02 cannot be amended or supplemented without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     SECTION 6.05  CONTROL BY MAJORITY.

     With respect to Securities of any series, the Holders of a majority in principal amount of the then outstanding Securities of such series may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it relating to or arising under an Event of Default described in clause (1), (2),
(3) or (7) of Section 6.01, and with respect to all Securities, the Holders of a majority in principal amount of all the then outstanding Securities affected may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it not relating to or arising under such an Event of Default. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion from Holders directing the Trustee against all losses and expenses caused by taking or not taking such action.

     SECTION 6.06  LIMITATIONS ON SUITS.

     Subject to Section 6.07 hereof, a Holder of a Security of any series may pursue a remedy with respect to this Indenture or the Securities of such series only if:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to such series;

          (2) the Holders of at least 25% in principal amount of the then outstanding Securities of such series make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holders of a majority in principal amount of the Securities of that series do not give the Trustee a direction inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     SECTION 6.07  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and premium, if any, and interest on and any Additional Amounts with respect to the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

     SECTION 6.08  COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in clause (1) or (2) of Section 6.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the amount of principal, premium (if any), interest and any Additional Amounts remaining unpaid on the Securities of the series affected by the Event of Default, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09  TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers or its creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10  PRIORITIES.

     If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under Section 7.07;

          Second: to Holders for amounts due and unpaid on the Securities in respect of which or for the benefit of which such money has been collected, for principal, premium (if any), interest and any Additional Amounts ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any), interest and any Additional Amounts, respectively; and

          Third:  to the Issuers.

     The Trustee, upon prior written notice to the Issuers, may fix record dates and payment dates for any payment to Holders pursuant to this Article VI.

     To the fullest extent allowed under applicable law, if for the purpose of obtaining a judgment against the Issuers in any court it is necessary to convert the sum due in respect of the principal of, premium (if any) or interest on or Additional Amounts with respect to the Securities of any series (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Business Day next preceding that on which final judgment is given. Neither the Issuers nor the Trustee shall be liable for any shortfall nor shall it benefit from any windfall in payments to Holders of Securities under this Section 6.10 caused by a change in exchange rates between the time the amount of a judgment against it is calculated as above and the time the Trustee converts the Judgment Currency into the Required Currency to make payments under this Section to Holders of Securities, but payment of such judgment shall discharge all amounts owed by the Issuers on the claim or claims underlying such judgment.

     SECTION 6.11  UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the then outstanding Securities of any series.

                                  ARTICLE VII

                                    TRUSTEE

     SECTION 7.01  DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default with respect to the Securities of any series:

          (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether, on their face, they appear to conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1)  this paragraph does not limit the effect of Section 7.01(b);

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, premium (if any) and interest on and Additional Amounts with respect to the Securities.

     SECTION 7.02  RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require instruction, an Officers' Certificate or an Opinion of Counsel or both to be provided. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such instruction, Officers' Certificate or Opinion of Counsel. The Trustee may consult at the Issuers' expense with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Issuers.

          (f) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (g) subject to the Trustee's duty to act during a Default with the required standard of care, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

          (i) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

          (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     SECTION 7.03  MAY HOLD SECURITIES.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. However, the Trustee is subject to Sections 7.10 and 7.11.

     SECTION 7.04  TRUSTEES DISCLAIMER.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers' use of the proceeds from the Securities or any money paid to the Issuers or upon the Issuers' direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

     SECTION 7.05  NOTICE OF DEFAULTS.

     If a Default or Event of Default with respect to the Securities of any series occurs and is continuing and it is known to the Trustee, the Trustee shall mail to Holders of Securities of such series a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium (if any) and interest on and Additional Amounts or any sinking fund installment with respect to the Securities of such series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders of Securities of such series.

     SECTION 7.06  REPORTS BY TRUSTEE TO HOLDERS.

     Within 60 days after each May 15 of each year after the execution of this Indenture, the Trustee shall mail to Holders of a series and the Issuers a brief report dated as of such reporting date that complies with TIA (S) 313(a); provided, however, that if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date with respect to a series, no report need be transmitted to Holders of such series. The Trustee also shall comply with TIA (S) 313(b). The Trustee shall also transmit by mail all reports if and as required by TIA (S)(S) 313(c) and 313(d).

     A copy of each report at the time of its mailing to Holders of a series of Securities shall be filed by the Issuers with the SEC and each securities exchange, if any, on which the Securities of such series are listed. The Issuers shall notify the Trustee if and when any series of Securities is listed on any stock exchange and of any delisting thereof.

     SECTION 7.07 COMPENSATION AND INDEMNITY.

     The Issuers agree to pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Issuers and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers agree to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Issuers hereby indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next paragraph. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent.

     The Issuers shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

     To secure the payment obligations of the Issuers in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium (if any) and interest on and any Additional Amounts with respect to Securities of series. Such lien and the indemnity obligation under this Section
7.07 shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     SECTION 7.08  REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign and be discharged at any time with respect to the Securities of one or more series by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Securities of any series may remove the Trustee with respect to the Securities of such series by so notifying the Trustee and the Issuers. The Issuers may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or

          (4)  the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities of one or more series, the Issuers shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). Within one year after the successor Trustee with respect to the Securities of any series takes office, the Holders of a majority in principal amount of the Securities of such series may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

     If a successor Trustee with respect to the Securities of any series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the then outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     If the Trustee with respect to the Securities of a series fails to comply with Section 7.10, any Holder of Securities of such series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Securities of such series.

     In case of the appointment of a successor Trustee with respect to all Securities, each such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

     In case of the appointment of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuers, the retiring Trustee and each successor Trustee with respect to the Securities of one or more (but not all) series shall execute and deliver an indenture supplemental hereto in which each successor Trustee shall accept such appointment and that (1) shall confer to each successor Trustee all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall confirm that all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee. Nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. On request of the Issuers or any successor Trustee, such retiring Trustee shall transfer to such successor Trustee all property held by such retiring Trustee as Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. Notwithstanding replacement of the Trustee or Trustees pursuant to this Section 7.08, the obligations of the Issuers under Section 7.07 shall continue for the benefit of the retiring Trustee or Trustees.

     SECTION 7.09  SUCCESSOR TRUSTEE BY MERGER, ETC.

     Subject to Section 7.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all of the Trustee's liabilities hereunder.

     In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 7.10  ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by Federal or State (or the District of Columbia) authority and shall have, or be a Subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

     The Indenture shall always have a Trustee who satisfies the requirements of TIA (S)(S) 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to and shall comply with the provisions of TIA (S) 310(b) during the period of time required by this Indenture. Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA (S) 310(b).

     SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS.

     The Trustee is subject to and shall comply with the provisions of TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                  ARTICLE VII

                             DISCHARGE OF INDENTURE

     SECTION 8.01  TERMINATION OF ISSUERS OBLIGATIONS.

          This Indenture shall cease to be of further effect with respect to the Securities of a series (except that the Issuers' obligations under Section 7.07, the Trustee's and Paying Agent's obligations under Section 8.03 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive), and the Trustee, on demand of the Issuers, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture with respect to the Securities of such series, when:

          (1)   either

               (A) all outstanding Securities of such series theretofore authenticated and issued (other than destroyed, lost or stolen Securities that have been replaced or paid) have been delivered to the Trustee for cancellation; or

               (B) all outstanding Securities of such series not theretofore delivered to the Trustee for cancellation:

                    (i)   have become due and payable,

                    (ii) will become due and payable at their Stated Maturity within one year,

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and, in the case of clause (i), (ii) or (iii) above, the Issuers have irrevocably deposited or caused to be deposited with the Trustee as funds (immediately available to the Holders in the case of clause (i)) in trust for such purpose (x) cash in an amount, or (y) U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash in an amount or (z) a combination thereof, which will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on the Securities of such series for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or for principal, premium, if any, and interest to the Stated Maturity or Redemption Date, as the case may be; or

               (C) the Issuers have properly fulfilled such other means of satisfaction and discharge as is specified, as contemplated by Section 2.01, to be applicable to the Securities of such series;

          (2) the Issuers have paid or caused to be paid all other sums payable by them hereunder with respect to the Securities of such series; and

          (3) the Issuers have delivered to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with, together with an Opinion of Counsel to the same effect.

          (b) Unless this Section 8.01(b) is specified as not being applicable to Securities of a series as contemplated by Section 2.01, the Issuers may terminate certain of their obligations under this Indenture, and failure to comply with such covenants will not constitute a Default or an Event of Default ("covenant defeasance") with respect to the Securities of a series if:

          (1) the Issuers have irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of Securities of such series, (i) money in the currency in which payment of the Securities of such series is to be made in an amount, or (ii) Government Obligations with respect to such series, maturing as to principal and interest at such times and in such amounts as will insure the availability of money in the currency in which payment of the Securities of such series is to be made in an amount or (iii) a combination thereof, that is sufficient, in the opinion (in the case of (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay, without consideration of the reinvestment of any such amounts and after payment of all taxes or other charges or assessments in respect thereof payable by the Trustee, the principal of and premium (if any) and interest on all Securities of such series on each date that such principal, premium (if any) or interest is due and payable and (at the Stated Maturity thereof or upon redemption as provided in Section 8.01(e)) to pay all other sums payable by it hereunder; provided that the Trustee shall have been irrevocably instructed to apply such money and/or the proceeds of such U.S. Government Obligations to the payment of said principal, premium (if any) and interest with respect to the Securities of such series as the same shall become due;

          (2) the Issuers have delivered to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with and an Opinion of Counsel to the same effect;

          (3) no Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;

          (4) the Issuers shall have delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee or a tax ruling to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the Issuers' exercise of their option under this Section 8.01(b) and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised;

          (5) the Issuers have complied with any additional conditions specified pursuant to Section 2.01 to be applicable to the discharge of Securities of such series pursuant to this Section 8.01; and

          (6) such deposit and discharge shall not cause the Trustee to have a conflicting interest as defined in TIA (S) 310(b).

     In such event, this Indenture shall cease to be of further effect (except as set forth in this paragraph), and the Trustee, on demand of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge under this Indenture. However, the Issuers' obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 4.02, 5.01, 7.07, 7.08 and 8.04, the Trustee's and Paying
Agent's obligations in Section 8.03 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive until all Securities of such series are no longer outstanding. Thereafter, only the Issuers' obligations in Section 7.07 and the Trustee's and Paying Agent's obligations in Section 8.03 shall survive with respect to Securities of such series.

     After such irrevocable deposit made pursuant to this Section 8.01(b) and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Issuers' obligations under this Indenture with respect to the Securities of such series except for those surviving obligations specified above.

     In order to have money available on a payment date to pay principal of or premium (if any) or interest on the Securities, the Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. Government Obligations shall not be callable at the issuer's option.

          (c) If the Issuers have previously complied or are concurrently complying with Section 8.01(b) (other than any additional conditions specified pursuant to Section 2.01 that are expressly applicable only to covenant defeasance) with respect to Securities of a series, then, unless this Section 8.01(c) is specified as not being applicable to Securities of such series as contemplated by Section 2.01, the Issuers may elect to be discharged ("legal defeasance") from their obligations to make payments with respect to Securities of such series, if:

          (1)  no Default or Event of Default under clauses (6) and (7) of
     Section 6.01 hereof shall have occurred at any time during the period ending on the 91st day after the date of deposit contemplated by Section 8.01(b) (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (2) unless otherwise specified with respect to Securities of such series as contemplated by Section 2.01, the Issuers have delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee to the effect referred to in Section 8.01(b)(4) with respect to such legal defeasance, which opinion is based on (i) a private ruling of the Internal Revenue Service addressed to the Issuers,
     (ii) a published ruling of the Internal Revenue Service or (iii) a change in the applicable federal income tax law (including regulations) after the date of this Indenture;

          (3) the Issuers have complied with any other conditions specified pursuant to Section 2.01 to be applicable to the legal defeasance of Securities of such series pursuant to this Section 8.01(c); and

          (4) the Issuers have delivered to the Trustee an Issuers Request requesting such legal defeasance of the Securities of such series and an Officers' Certificate stating that all conditions precedent to with respect to such legal defeasance of the Securities of such series have been complied with, together with an Opinion of Counsel to the same effect.

     In such event, the Issuers will be discharged from their obligations under this Indenture and the Securities of such series to pay principal of, premium (if any) and interest on, and Additional Amounts with respect to, Securities of such series, the Issuers' obligations under Sections 4.01 and 5.01 shall terminate with respect to such Securities, and the entire indebtedness of the Issuers evidenced by such Securities shall be deemed paid and discharged. However,

Sections 2.08, 2.09, 4.02, 7.07, 7.08, 8.02 and 8.04, the Trustee's and Paying
Agent's obligations in Section 8.03 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive until all Securities of such series are no longer outstanding.

          (d) If and to the extent additional or alternative means of satisfaction, discharge or defeasance of Securities of a series are specified to be applicable to such series as contemplated by Section 2.01, the Issuers may terminate any or all of their obligations under this Indenture with respect to Securities of a series and any or all of their obligations under the Securities of such series if they fulfill such other means of satisfaction and discharge as may be so specified, as contemplated by Section 2.01, to be applicable to the Securities of such series.

          (e) If Securities of any series subject to subsections (a), (b), (c) or (d) of this Section 8.01 are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund provisions, the terms of the applicable trust arrangement shall provide for such redemption, and the Issuers shall make such arrangements as are reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

     SECTION 8.02  APPLICATION OF TRUST MONEY.

     The Trustee or a trustee satisfactory to the Trustee and the Issuers shall hold in trust money or U.S. Government Obligations deposited with it pursuant to
Section 8.01 hereof. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series with respect to which the deposit was made.

     The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

     SECTION 8.03  REPAYMENT TO ISSUERS.

     The Trustee and the Paying Agent shall promptly pay to the Issuers upon written request any excess money or U.S. Government Obligations (or proceeds therefrom) held by them at any time upon the written request of the Issuers.

     Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal, premium (if any), interest or any Additional Amounts that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Issuers, Holders entitled to the money must look to the Issuers for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

     SECTION  8.04  REINSTATEMENT.

     If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations deposited with respect to Securities of any series in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuers under this Indenture with respect to the Securities of such series and under the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 hereof until such time as the Trustee or the Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Issuers have made any payment of principal of, premium (if any) or interest on or any Additional Amounts with respect to any Securities because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or the Paying Agent.

                                    ARTICLE IX

                     SUPPLEMENTAL INDENTURES AND AMENDMENTS

     SECTION 9.01  WITHOUT CONSENT OF HOLDERS.

     The Issuers and the Trustee may amend or supplement this Indenture or the Securities or waive any provision hereof or thereof without the consent of any
Holder:

          (1) to cure any ambiguity, omission, defect or inconsistency provided such action does not adversely affect in any material respect the interests of the holders of Securities of any series hereunder;

          (2)   to comply with Section 5.01;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities, or to provide for the issuance of bearer Securities (with or without coupons);

          (4) to provide any security for any series of Securities or to add guarantees of any series of Securities;

          (5) to comply with any requirement in order to effect or maintain the qualification of this Indenture under the TIA;

          (6) to add to the covenants of the Issuers for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Issuers;

          (7) to add any additional Events of Default with respect to all or any series of the Securities (and, if such Event of Default is applicable to less than all series of Securities, specifying the series to which such Event of Default is applicable);

          (8) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no outstanding Security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

          (9) to establish the form or terms of Securities of any series as permitted by Section 2.01;

          (10) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 8.01; provided, however, that any such action shall not adversely affect the interest of the Holders of Securities of such series or any other series of Securities in any material respect;

          (11) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.08;

          (12) to provide for the issuance of Exchange Securities pursuant to the Registration Rights Agreement; or

          (13) to make any other change that does not adversely affect the rights of any Holder.

     Upon the request of the Issuers, accompanied by a Resolution, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Issuers in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained.

     SECTION 9.02  WITH CONSENT OF HOLDERS.

     Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture to add any provisions to or change or eliminate any provisions of the Indenture or modify the rights of such Holders, with the written consent (including consents obtained in connection with a tender offer or exchange offer for Securities of any one or more series or all series or a solicitation of consents in respect of Securities of any one or more series or all series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of each such series (but the terms of such offer or solicitation may vary from series to series)) of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of all series affected by such amendment or supplement (acting as one class).

     Upon the request of the Issuers, accompanied by a Resolution, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Issuers in the execution of such amendment or supplemental indenture.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     The Holders of a majority in principal amount of the then outstanding Securities of one or more series or of all series may waive compliance in a particular instance by the Issuers with any provision of this Indenture with respect to Securities of such series (including waivers obtained in connection with a tender offer or exchange offer for Securities of such series or a solicitation of consents in respect of Securities of such series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of such series (but the terms of such offer or solicitation may vary from series to series)).

     However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not:

          (1) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of interest on any Security, or reduce the principal amount thereof (or any premium, if any, thereon) or the rate of interest, if any, thereon, or adversely affect the right of repayment, if any, at the option of the Holder, or change any Place of Payment where any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or on or after any Redemption Date or Repayment
     Date);

          (2) reduce the percentage in aggregate principal amount of Securities, the consent of the Holders of which is necessary to execute any supplemental indenture; or

          (3) reduce the percentage in principal amount of outstanding Securities, the consent of the Holders of which is necessary to modify or waive any Default hereunder.

     A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

     The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Issuers to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Issuers in a notice furnished to Holders in accordance with the terms of this Indenture.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

     SECTION 9.03  COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

     SECTION 9.04  REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     The Issuers may, but shall not be obligated to, fix a record date (which need not comply with Section 316(c) of the TIA) for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action under this Indenture. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (1) through
(9) of Section 9.02 hereof. In such case, the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder's Security.

     SECTION 9.05  NOTATION ON OR EXCHANGE OF SECURITIES.

     If an amendment or supplement changes the terms of an outstanding Security, the Issuers may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security at the request of the Issuers regarding the changed terms and return it to the Holder. Alternatively, if the Issuers so determine, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment or supplement.

     Securities of any series authenticated and delivered after the execution of any amendment or supplement may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplement.

     SECTION 9.06  TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to receive, and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Opinion of Counsel provided at the expense of the Issuers as conclusive evidence that such amendment or supplement is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Issuers in accordance with its terms.

                                   ARTICLE X

                                 MISCELLANEOUS

     SECTION 10.01  TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA (S) 318(c), the imposed duties shall control.

     SECTION 10.02  NOTICES.

     Any notice or communication by the Issuers or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, facsimile or overnight air courier guaranteeing next day delivery, to the other's address:

     If to the Issuers:
          Equistar Chemicals, LP
          Equistar Funding Corporation
          One Houston Center, Suite 1600
          1221 McKinney Street
          Houston, Texas  77010
          Attention:  Gerald A. O'Brien

     If to the Trustee:
          The Bank of New York
          101 Barclay Street, 21W
          New York, New York 10286
          Attention:  Corporate Trust Administration

     The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder's address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notice to the Trustee, it is duly given only when received.

     If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

     All notices or communications, including without limitation notices to the Trustee or the Issuers by Holders, shall be in writing, except as otherwise set forth herein.

     In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

     SECTION 10.03  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

     SECTION 10.04  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall, if requested by the Trustee, furnish to the Trustee at the expense of the Issuers:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 10.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

     SECTION 10.05  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

     SECTION 10.06  RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     SECTION 10.07  LEGAL HOLIDAYS.

     If a payment date is a Legal Holiday at a Place of Payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     SECTION 10.08  NO RECOURSE AGAINST OTHERS.

     A director, officer, employee, stockholder, partner or other owner of either of the Issuers or the Trustee, as such, shall not have any liability for any obligations of the Issuers under the Securities or for any obligations of the Issuers or the Trustee under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of Securities.

     SECTION 10.09  GOVERNING LAW.

     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     SECTION 10.10  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers or any other Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 10.11  SUCCESSORS.

     All agreements of the Issuers in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 10.12  SEVERABILITY.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

     SECTION 10.13  COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 10.14  TABLE OF CONTENTS, HEADINGS, ETC

     The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                              EQUISTAR CHEMICALS, LP


                              By: /s/ Gerald A. O'Brien
                                 --------------------------------------
                                Name: Gerald A. O'Brien
                                Title: Vice President and General Counsel

                              EQUISTAR FUNDING CORPORATION


                              By:  /s/ Gerald A. O'Brien
                                 --------------------------------------
                                Name:  Gerald A. O'Brien
                                Title: Vice President and General Counsel


                              THE BANK OF NEW YORK, AS TRUSTEE


                              By: /s/ Van K. Brown
                                 --------------------------------------
                                Name:  Van K. Brown
                                Title: Assistant Vice President

                             EQUISTAR CHEMICALS, LP
                          EQUISTAR FUNDING CORPORATION
                             8 1/2% Notes Due 2004
                             8 3/4% Notes Due 2009

                                 ______________

                          FIRST SUPPLEMENTAL INDENTURE
                         Dated as of February 16, 1999

                                 _____________

                              The Bank of New York
                                    TRUSTEE

FIRST SUPPLEMENTAL INDENTURE dated as of February 16, 1999 among Equistar Chemicals, LP, a Delaware limited partnership ("Equistar"), Equistar Funding Corporation, a Delaware corporation ("Equistar Funding" and, together with Equistar, the "Issuers"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

W I T N E S S E T H:

     WHEREAS, the Issuers have heretofore entered into an Indenture, dated as of January 15, 1999 (the "Original Indenture"), with the Trustee;

     WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this First Supplemental Indenture, is herein called the "Indenture";

     WHEREAS, under the Original Indenture, a new series of Initial Securities may at any time be established pursuant to a supplemental indenture executed by the Issuers and the Trustee;

     WHEREAS, the Issuers propose to create under the Indenture two new series of Initial Securities; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of each of the Issuers have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     ARTICLE I

     Section 1.01   Establishment and Terms.

     (a) There is hereby established a new series of Initial Securities to be issued under the Indenture, to be designated as the Issuers' 8 1/2% Notes Due 2004 (the "8 1/2% Notes").

     There are to be authenticated and delivered $300,000,000 principal amount of 8 1/2% Notes to be issued at 99.992% of principal amount. The 8 1/2% Notes shall be issued in definitive fully registered form.

     The 8 1/2% Notes shall be issued in the form of three Global Securities in substantially the form set out in Exhibit A hereto and as further provided in
Section 1.03. The initial Depositary with respect to the 8 1/2% Notes shall be The Depository Trust Company ("DTC").

     There shall be no limit upon the aggregate principal amount of 8 1/2% Notes that may be authenticated and delivered under this Indenture.

     The 8 1/2% Notes will mature on February 15, 2004.

     The 8 1/2% Notes will bear interest at the rate of 8 1/2% per annum. Interest Payment Dates will be February 15 and August 15 of each year. The first Interest Payment Date will be August 15, 1999. Interest shall be paid to the Person in whose name the applicable 8 1/2% Note is registered at the close of business on February 1, in the case of the February 15 Interest Payment Date, and August 1, in the case of the August 15 Interest Payment Date. Interest will accrue from February 16, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. No Additional Amounts will be payable on the 8 1/2% Notes.

     The 8 1/2% Notes will be redeemable as provided in Section 1.02.

     The 8 1/2% Notes will not be subject to a sinking fund.

     The 8 1/2% Notes are being sold pursuant to Rule 144A and Regulation S under the Securities Act of 1933. They are entitled to the benefits of the Registration Rights Agreement and Section 4.03(b) of the Original Indenture. The 8 1/2% Notes shall, together with any Exchange Securities for which the 8 1/2% Notes are exchanged pursuant to the Registration Rights Agreement, constitute a single series of Securities under the Indenture.

     All payments of principal, premium (if any) and interest on the 8 1/2% Notes shall be made in accordance with Section 4.02 of the Original Indenture.

     The 8 1/2% Notes shall be subject to the restrictions on transfer and exchange set forth in Section 1.03, which restrictions on transfer and exchange shall amend, supplement, modify or supersede those contained in Article II of the Original Indenture to the extent applicable.

     (b) There is hereby established a new series of Initial Securities to be issued under the Indenture, to be designated as the Issuers' 8 3/4% Notes Due 2009 (the "8 3/4% Notes").

     There are to be authenticated and delivered $600,000,000 principal amount of 8 3/4% Notes to be issued at 99.718% of principal amount. The 8 3/4% Notes shall be issued in definitive fully registered form.

     The 8 3/4% Notes shall be issued in the form of four Global Securities in substantially the form set out in Exhibit A hereto and as further provided in
Section 1.03. The initial Depositary with respect to the 8 3/4% Notes shall be The Depository Trust Company.

     There shall be no limit upon the aggregate principal amount of 8 3/4% Notes that may be authenticated and delivered under this Indenture.

     The 8 3/4% Notes will mature on February 15, 2009.

     The 8 3/4% Notes will bear interest at the rate of 8 3/4% Notes per annum. Interest Payment Dates will be February 15 and August 15 of each year. The first Interest Payment Date will be August 15, 1999. Interest shall be paid to the Person in whose name the applicable 8 3/4% Note is registered at the close of business on February 1, in the case of the February 15 Interest Payment Date, and August 1, in the case of the August 15 Interest Payment Date. Interest will accrue from February 16, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. No Additional Amounts will be payable.

     The 8 3/4% Notes will be redeemable as provided in Section 1.02.

     The 8 3/4% Notes will not be subject to a sinking fund.

     The 8 3/4% Notes are being sold pursuant to Rule 144A and Regulation S under the Securities Act of 1933. They are entitled to the benefits of the Registration Rights Agreement and Section 4.03(b) of the Original Indenture. The 8 3/4% Notes shall, together with any Exchange Securities for which the 8 3/4% Notes are exchanged pursuant to the Registration Rights Agreement, constitute a single series of Securities under the Indenture.

     All payments of principal, premium (if any) and interest on the 8 3/4% Notes shall be made in accordance with Section 4.02 of the Original Indenture.

     The 8 3/4% Notes shall be subject to the restrictions on transfer and exchange set forth in Section 1.03, which restrictions on transfer and exchange shall amend, supplement, modify or supersede those contained in Article II of the Original Indenture to the extent applicable.

     SECTION 1.02.      Optional Redemption.

     The 8 1/2% Notes and the 8 3/4% Notes (together the "Notes") will be redeemable only in accordance with this Section 1.02.

     Each of the 8 1/2% Notes and the 8 3/4% Notes will be redeemable, in whole or in part, at any time at the option of the Issuers at a redemption price (the "Redemption Price") equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest of the Notes to be redeemed discounted to the date of redemption (the "Redemption Date") on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued but unpaid interest to the Redemption Date.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of the Notes to be redeemed. Unless the Issuers default in payment of the Redemption Price, interest will cease to accrue on the Notes to be redeemed, or portions thereof called for redemption on and after the Redemption Date.

     CERTAIN DEFINITIONS

     "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, plus 0.25%.

     "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the 8 1/2% Notes or the 8 3/4% Notes, as applicable, to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 8 1/2% Notes or the 8 3/4% Notes, as applicable.

     "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date or (b) if the Issuers obtain only one Reference Treasury Dealer Quotation, the Reference Treasury Dealer Quotation.

     "Quotation Agent" means one of the Reference Treasury Dealers appointed by the Issuers and certified to the Trustee by the Issuers.

     "Reference Treasury Dealer" means each of Chase Securities Inc., NationsBanc Montgomery Securities LLC, ABN AMRO Incorporated, BNY Capital Markets, Inc., First Chicago Capital Markets, Inc. and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Issuers shall substitute therefor another Primary Treasury Dealer and certify same to the Trustee.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Issuers and certified to the Trustee by the Issuers, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuers by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

     SECTION 1.03      Form; Restrictions on Transfer and Exchange.

     (a) Rule 144A Global Notes. The Notes offered and sold to "qualified institutional buyers" (which term shall have the meaning assigned to it in Rule 144A under the Securities Act of 1933 (the "Act")) in the United States of America in reliance on Rule 144A will be issued as permanent Global Securities (the "Rule 144A Global Notes"), without interest coupons, substantially in the form of Exhibit A. The Rule 144A Global Notes will be duly executed by the Issuers, authenticated by the Trustee and deposited with the Trustee, on behalf of DTC.

     (b) Regulation S Global Notes. Notes offered and sold in offshore transactions to Non-U.S. Persons (which term shall have the meaning assigned to it in Regulation S under the Act ("Regulation S") in reliance on Regulation S will initially be issued in the form of one or more registered notes in temporary global form, without interest coupons (collectively, the "Regulation S Temporary Global Notes"), substantially in the form of Exhibit A hereto. Beneficial interests in the Regulation S Temporary Global Notes will be exchanged for beneficial interests in a corresponding note in permanent global form (the "Regulation S Permanent Global Notes" and, together with the Regulation S Temporary Global Notes, the "Regulation S Global Notes") within a reasonable period after the expiration of the Restricted Period (as defined below) upon certification that the beneficial interests in the Regulation S Temporary Global Notes are owned by either Non-U.S. Persons or U.S. persons who purchased such interests pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Act.

     Each Regulation S Global Note will be deposited with, or on behalf of, a custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), or Cedel Bank, societe anonyme ("Cedel"). Prior to the 40th day after the later of the commencement of the offering of the Notes and February 16, 1999 (such period through and including such 40th day, the "Restricted Period"), interests in the Regulation S Temporary Global Notes may only be held through Euroclear or Cedel (as indirect participants in DTC) unless exchanged for interests in the Rule 144A Global Notes.

          (c) Exchanges Among the Global Notes. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Temporary Global Notes to a transferee who takes delivery of such interest through the applicable Rule 144A Global Note will be made only in accordance with applicable procedures and upon receipt by the

Trustee of a written certification from the transferor of the beneficial interest substantially in the form of Exhibit B hereto.

          Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through a Regulation S Global Note, whether before or after the expiration of the Restricted Period, will be made only upon receipt by the Trustee of a certification from the transferor substantially in the form of Exhibit C hereto.

ARTICLE II

     SECTION 2.01. All moneys paid by the Issuers to the Trustee or a Paying Agent for the payment of principal of (or premium, if any) or interest, if any, on any Note that remains unclaimed for two years after such principal, premium or interest becomes due and payable will be repaid to the Issuers, and the holders of such Notes will (subject to applicable abandoned property or similar laws) thereafter, as unsecured general creditors, look only to the Issuers.

     SECTION 2.02. The recitals in this First Supplemental Indenture are made by the Issuers only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 8 1/2% Notes or the 8 3/4% Notes, as applicable, and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

     SECTION 2.03. The Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument; provided that, in case of conflict between this First Supplemental Indenture and the Original Indenture, this First Supplemental Indenture shall control.

     SECTION 2.04. This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

     SECTION 2.05. Nothing in the Indenture expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Issuers, the Trustee, the Paying Agent and the registered owners of the Notes, any right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in the Indenture contained by and on behalf of the Issuers shall be for the sole and exclusive benefit of the Issuers, the Trustee, the Paying Agent and the registered owners of the Notes.

     SECTION 2.06. Neither the Issuers nor the Trustee will have any responsibility for the performance of DTC, Euroclear or Cedel, or any of their participants, direct or indirect, of their respective obligations under the rules and procedures governing their operations.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                        EQUISTAR CHEMICALS, LP

                                        By: /s/ Gerald A. O'Brien


                                          Name:  Gerald A. O'Brien
                                          Title: Vice President and General
                                                 Counsel

                                        EQUISTAR FUNDING CORPORATION

                                        By: /s/ Gerald A. O'Brien

                                          Name:  Gerald A. O'Brien
                                          Title: Vice President and General
                                                 Counsel

                                        THE BANK OF NEW YORK, AS TRUSTEE

                                        By: /s/ Van K. Brown

                                          Name:  Van K. Brown
                                          Title: Assistant Vice President

                                                                       EXHIBIT A

FORM OF NOTE


                              [FACE OF SECURITY]



                                                         [Rule 144A Global Note]
                                            [Regulation S Temporary Global Note]
                                            [Regulation S Permanent Global Note]


          [THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATIONS UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, OR DELIVERED, EXCEPT AS PERMITTED BELOW.

          NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE (AS DEFINED HEREAFTER).]/1/

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE
------------
/1/   To be included in a Regulation S Temporary Global Note.

REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          [Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), shall act as the Depositary until a successor shall be appointed by the Issuers and the Registrar. Unless this certificate is presented by an authorized representative of DTC to the Issuers or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]/2/


------------
/2/   To be included in any Global Note.

                             EQUISTAR CHEMICALS, LP

                          EQUISTAR FUNDING CORPORATION

                             ____% NOTE DUE ______


No. ___                                                   CUSIP No. _________
                                                                      $

          Equistar Chemicals, LP, a Delaware limited partnership (the "Partnership," which term includes any successor Person under the Indenture hereinafter referred to), and Equistar Funding Corporation, a Delaware corporation (the "Corporation," which term includes any successor person under the Indenture hereinafter referred to, and, together with the Partnership, the "Issuers"), for value received promises to pay to _________ or registered assigns, the principal sum of_______________ Dollars[, or such greater or lesser amount as indicated on the Schedule of Exchanges of Securities hereto,]/2/ on February 15, _____.

          Interest Payment Dates:   February 15 and August 15
          Record Dates:             February 1 and August 1

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, each of the Partnership and the Corporation has caused this Security to be signed manually or by facsimile by their respective duly authorized officers.

Dated: February 16, 1999

                             EQUISTAR CHEMICALS, LP


                             By:
                                ---------------------------------
                              Name:
                              Title:


                             By:
                                ---------------------------------
                              Name:
                              Title:

---------------
/2/   To be included in any Global Note.

                             EQUISTAR FUNDING CORPORATION


                             By:
                                ---------------------------------
                              Name:
                              Title:


                             By:
                                ---------------------------------
                              Name:
                              Title:


Certificate of Authentication:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK


By:                                              Dated: February 16, 1999
   -----------------------------------
     Authorized Signatory

                             [REVERSE OF SECURITY]

                             EQUISTAR CHEMICALS, LP
                          EQUISTAR FUNDING CORPORATION

                              ____% NOTE DUE _____

          This Security is one of a duly authorized issue of ____% Notes Due _____ (the "Securities") of Equistar Chemicals, LP, a Delaware limited partnership (the "Partnership") and Equistar Funding Corporation, a Delaware corporation (the "Corporation" and together referred to as the "Issuers").

          1. Interest. The Issuers promise to pay interest on the principal amount of this Security at ____% per annum from February 16, 1999 until maturity. The Issuers will pay interest semiannually on February 15 and August 15 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from February 16, 1999; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be August 15, 1999. The Issuers shall pay interest on overdue principal from time to time on demand at a rate equal to the interest rate then in effect; they shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. The Issuers will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Issuers will pay the principal of and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Issuers, however, may pay such amounts by check payable in such money. The Issuers may make payments in respect of the Securities evidenced by a Global Security (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Security. In all other cases, payment of interest may be made at the option of the Issuers by check to a Holder's registered address.

          3. Paying Agent and Registrar. Initially, The Bank of New York (the "Trustee"), the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder. The Partnership, the Corporation, or any of the Partnership's subsidiaries may act in any such capacity.

          4. Indenture. The Issuers issued the Securities under an Indenture dated as of January 15, 1999 among the Partnership, the Corporation and the Trustee, as supplemented by the First Supplemental Indenture dated as of February 16, 1999 (the "Indenture"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are unsecured general obligations of the Issuers and are unlimited in aggregate principal amount. The Indenture provides for the issuance of other series of debt securities (including the Securities, the "Debt Securities") thereunder.

          5. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Securities during the period between a record date and the corresponding Interest Payment Date or of any Security selected for redemption, except the unredeemed portion of any Security being redeemed in part.

          6. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

          7. Redemption. The Securities will be redeemable, in whole or in part, at any time at the option of the Issuers, upon not less than 30 nor more than 60 days' prior notice as provided in the Indenture, at a redemption price (the "Redemption Price") equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed discounted to the date of redemption (the "Redemption Date") on a semiannual basis (assuming 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as hereafter defined), plus, in each case, accrued but unpaid interest to the Redemption Date.

          The Adjusted Treasury rate means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as hereafter defined), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as hereafter defined) for such Redemption Date, plus 0.25%.

          Comparable Treasury Issue means the United States Treasury security selected by a Quotation Agent (as hereafter defined) as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

          Comparable Treasury Price means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations (as hereafter defined) for such Redemption Date or (b) if the Issuers obtain only one Reference Treasury Dealer Quotation, the Reference Treasury Dealer Quotation.

          Quotation Agent means one of the Reference Treasury Dealers appointed by the Issuers and certified to the Trustee by the Issuers.

          Reference Treasury Dealer means each of Chase Securities Inc., NationsBanc Montgomery Securities LLC, ABN AMRO Incorporated, BNY Capital Markets, Inc., First Chicago Capital Markets, Inc. and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Issuers shall substitute therefor another Primary Treasury Dealer and certify same to the Trustee.

          Reference Treasury Dealer Quotations means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Issuers and certified to the Trustee by the Issuers, of the bid and asked priced for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuers by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

          8. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Debt Securities of all series of Debt Securities affected by such amendment or supplement (acting as one class), and any existing or past Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Securities) by the Holders of at least a majority in principal amount of the then outstanding Debt Securities of any series or of all series (acting as one class) in accordance with the terms of the Indenture. Without the consent of any Holder, the Partnership, the Corporation and the Trustee may amend or supplement the Indenture or the Securities or waive any provision of either, to cure any ambiguity, omission, defect or inconsistency (provided such action does not adversely affect in any material respect the interests of the Holders); to comply with the provisions of the Indenture relating to merger, consolidation and certain other transactions; to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for the issuance of bearer securities; to provide any security for the Securities or to add guarantees of the Securities; to comply with any requirement in order to effect or maintain the qualification of the Indenture under the TIA; to add to the covenants of the Issuers for the benefit of the Holders of the Securities, or to surrender any right or power conferred by the Indenture upon the Issuers; to add any additional Events of Default with respect to all or any series of the Debt Securities; to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no outstanding Debt Security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such changes in or elimination of such provisions; to establish the form or terms of Debt Securities of any series; to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to the Indenture, provided that any such action shall not adversely affect the interest of the Holders of the Securities or any other series of Debt Securities in any material respect; to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture; to provide for the issuance of Exchange Securities (as defined in the Indenture) pursuant to the Registration Rights Agreement (as defined in the Indenture); or to make any other change that does not adversely affect the rights of any Holder.

          The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Issuers to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date fixed in accordance with the terms of the Indenture.

          Without the consent of each Holder affected, the Issuers may not (i) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of interest on any Security, or reduce the principal amount thereof (or any premium, if any, thereon) or the rate of interest, if any, thereon, or adversely affect the right of repayment, if any, at the option of the Holder, or change any Place of Payment where any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or on or after any Redemption Date or Repayment Date); (ii) reduce the aforesaid percentage in aggregate principal amount of Debt Securities, the consent of the Holders of which is necessary to execute any supplemental indenture; or (iii) reduce the percentage in principal amount of outstanding Debt Securities, the consent of the Holders of which is necessary to modify or waive any Default under the Indenture.

          A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities under the Indenture, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series.

          9. Defaults and Remedies. Events of Default are defined in the Indenture and generally include: (i) default by the Issuers for 30 days in payment of any interest on the Securities; (ii) default by the Issuers in any payment of principal of (or premium, if any, on) the Securities; (iii) default by the Issuers in observing or performing any of their other covenants or agreements in, or provisions of, the Securities or in the Indenture which shall not have been remedied within 60 days after written notice to the Issuers by the Trustee or to the Issuers and Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities then outstanding affected by such default; or (iv) certain events involving bankruptcy, insolvency or reorganization affecting the Issuers. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of the series affected by such default (or, in the case of an Event of Default described in clause (iii) above, if outstanding Debt Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Debt Securities so affected), may declare the principal of and interest on all the Securities to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization affecting the Issuers, all outstanding Securities become due and payable immediately without further action or notice. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus accrued interest to the date of payment. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities (or affected Debt Securities) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or may direct the Trustee in its exercise of any trust or power conferred on the Trustee. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Issuers must furnish an annual compliance certificate to the Trustee.

          10. Discharge Prior to Maturity. The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations sufficient for such payment.

          11. Trustee Dealings with the Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not Trustee.

          12. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Issuers shall not have any liability for any obligations of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

          13. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          14. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

          15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          16. Restrictions on Transfer; Additional Rights of Holders of Transfer Restricted Securities. By its acceptance of any Security bearing a legend restricting transfer, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in the officers' certificate executed pursuant to Section 2.04 of the Indenture in respect of the Securities and such legend and agrees that it will transfer such Security only as provided in such officers' certificate and in the Indenture. In addition to the rights provided by Holders of Securities under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement.

          THE ISSUERS WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUEST MAY BE MADE TO:

          EQUISTAR CHEMICALS, LP
          1221 MCKINNEY
          HOUSTON, TEXAS 77010
          TELEPHONE:  (713) 652-7200
          ATTENTION:  GENERAL COUNSEL

                      SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges of a part of this Global Note for Definitive Notes [or a part of a Regulation S Global Note]/3/ [or a part of a Rule 144A Global Note]/4/ have been made:

                                                                  Principal Amount
                           Amount of             Amount of         of this Global        Signature of
                          decrease in           increase in        Note following     authorized officer
                       Principal Amount      Principal Amount       such decrease       of Trustee or
 Date of Exchange     of this Global Note   of this Global Note     (or increase)     Security Custodian
-------------------   -------------------   -------------------   -----------------   ------------------










-----------------
/3/   To be included in a Rule 144A Global Note.
/4/   To be included in a Regulation S Global Note.

                                ASSIGNMENT FORM

          To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to_______________________________________________
               (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               (Print or type assignee's name, address and zip code)

and irrevocably appoint_______________________________________________________
as agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                          Your Signature:
     ---------------------                    ----------------------------------
                                 (Sign exactly as your name appears on
                                    the face of this Security)

Signature Guarantee:
                    ------------------------------------------------------------
                         (Participant in a Recognized Signature
                             Guaranty Medallion Program)



          This assignment relates to $_____ principal amount of ___% Notes held in /5/______ book-entry or /5/ ______ definitive form by _____________________
(the "Transferor").

          The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

          In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture, as supplemented, relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:/5/

     [_] Such Note is being acquired for the Transferor's own account without transfer.

     [_]  Such Note is being transferred to the Issuers.

     [_] Such Note is being transferred pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended (the "Securities Act").

     [_] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in accordance with Rule 144A under the Securities Act.

------------------
/5/    Fill in blank or check appropriate box, as applicable.

     [_] Such Note is being transferred pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act, based upon an opinion of counsel if the Issuers or the Trustee so requests, together with a certification in substantially the form of attached to the Indenture.



                              ------------------------------------------
                              [INSERT NAME OF TRANSFEROR]


                              By:
                                 ---------------------------------------
                              Name:
                              Title:
                              Address:

Date:
     --------------------

EXHIBIT B
FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO QUALIFIED INSTITUTIONAL BUYERS

                                    [Date]

The Bank of New York

Re:  __% Notes Due ___ of Equistar Chemicals, LP and Equistar Funding
     Corporation

     (the "Notes")

Dear Sirs:

     Reference is hereby made to the Indenture dated as of January 15, 1999, as amended and supplemented by the First Supplemental Indenture thereto, and as from time to time thereafter, (the "Indenture") between Equistar Chemicals, LP and Equistar Funding Corporation, as issuers, and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. This letter relates to $___________ aggregate principal amount of Notes which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

     In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Notes and (ii) Rule 144A under the United States Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

     You and the issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

     Very truly yours,

     [Name of Transferor]


     By:____________________________

     _______________________________

     Authorized Signature                     Signature Medallion Guaranteed

     EXHIBIT C

     FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH

TRANSFERS PURSUANT TO REGULATION S

                                        [Date]
The Bank of New York

Re:  __% Notes Due ___ of Equistar Chemicals, LP and Equistar Funding
     Corporation

     (the "Notes")

Dear Sirs:

     In connection with our proposed sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

     (a)  the offer of the Notes was not made to a person in the United States;

     (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

     (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

     (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

     (e) we are the beneficial owner of the principal owner of Notes being transferred.

     In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

You and the issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

     Very truly yours,

     [Name of Transferor]

     By:____________________________

     _______________________________

     Authorized Signature                     Signature Medallion Guaranteed